INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of June 30, 2003 by and between CCM Advisors, LLC, a limited liability company organized under the laws of the state of Delaware (the "Adviser") and AHA Investment Funds, Inc., a corporation organized under the laws of Maryland (the "Company") on behalf of the series listed on Schedule A (each a "Fund"):

         WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Company issues shares in each Fund (the "Shares") registered under the 1940 Act pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") (the "Registration Statement");

     WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and has filed notification filings under all applicable state securities laws;

     WHEREAS, the Company desires to retain the Adviser to render investment advisory services to each Fund; and

     WHEREAS, the Adviser is willing to provide investment advisory services to each Fund, in the manner and on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, on behalf of each Fund, and the Adviser agree as follows:

                                    ARTICLE 1
                              Employment of Adviser

     1.1 The Company hereby employs the Adviser to act as investment adviser for and to manage, or arrange for the management of, the investment and reinvestment of the assets of each Fund, to the extent requested by and subject to the supervision and control of, the Board of Trustees of the Company (the "Board") for the period and upon the terms herein set forth.

     1.2 The Adviser accepts such employment and agrees during such period at its own expense to arrange for the services to be rendered, and to assume the obligations herein set forth for the compensation herein provided. In connection therewith, the Adviser will retain one or more subadvisers to render such services and to assume the obligations set forth herein, subject to the provisions of the 1940 Act and the Advisers Act.

     1.3 The Adviser shall for all purposes be deemed to be an independent contractor, and unless otherwise expressly provided or authorized shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company or a Fund. Notwithstanding the foregoing, the Adviser shall, for the purposes of this agreement, have authority to act as agent for each Fund, subject to supervision by the Board.

     1.4 The services of the Adviser herein provided are not to be deemed exclusive and the Adviser shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby.

                                    ARTICLE 2
                                Duties of Adviser

     2.1 Investment Management Services.

          (a) Subject to the general supervision of the Board, the Adviser shall provide general, overall advice and guidance with respect to each Fund and provide advice and guidance to the Board. In discharging these duties the Adviser shall, through one or more subadvisers engaged by it, provide a continuous investment program for each Fund and determine the composition of the assets of each Fund, including determination of the purchase, retention or sale of the securities, cash and other investments for each Fund. In performing these duties, the Adviser, indirectly through others selected by the Adviser, shall:

               (i) perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of each Fund as set forth in the Registration Statement;

               (ii) seek out and implement specific investment opportunities, consistent with any investment strategies approved by the Board;

               (iii) take such steps as are necessary to implement any overall investment strategies approved by the Board for each Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of each Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

               (iv) regularly report to the Board with respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of each Fund, including furnishing, within 60 days after the end of each calendar quarter, a statement of all purchases and sales during the quarter and a schedule of investments and other assets of each Fund as of the end of the quarter;

               (v)   maintain  all  required   accounts,   records,   memoranda,
          instructions  or   authorizations   relating  to  the  acquisition  or
          disposition of investments for each Fund; and

               (vi) assist in determining each business day the net asset value of the shares of each Fund in accordance with applicable law; and

     (b) Notwithstanding the responsibilities of the Adviser, neither the Adviser nor its employees shall be required to evaluate the merits of investment selections or decisions made by the subadviser or be required to approve the selections or decisions, or to confirm their compliance with applicable investment policies and restrictions; these responsibilities being within the duties of the subadviser(s);

     (c) The Adviser shall consult with the Board and furnish to the Board recommendations with respect to an overall investment strategy for each Fund for approval, modification, or rejection by the Board;

     (d) The Adviser's and any subadviser's services shall be subject always to the control and supervision of the Board, the restrictions of the Articles of Incorporation and Bylaws of the Company, as amended from time to time, the provisions of the 1940 Act, the statements relating to each Fund's investment objective or objectives, investment policies and investment restrictions as set forth in the then-current Registration Statement, and any applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has furnished or will furnish the Adviser with copies of the Registration Statement, Articles of Incorporation, and Bylaws as currently in effect and agrees during the continuance of this agreement to furnish the Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Adviser will be entitled to rely on all documents furnished by the Company.

     (e) The Adviser represents that it shall make every effort to ensure that each Fund continuously qualifies as a Regulated Investment Company under Subchapter M of the Code or any successor provision. Except as instructed by the Board, the Adviser shall also make decisions for each Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to each Fund's portfolio securities shall be exercised. Should the Board at any time make any determination as to investment policy and notify the Adviser thereof, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

     (f) In connection with the acquisition or disposition of securities described in Section 2.1(a) (iii), the Adviser and subadviser(s) may place orders for the purchase or sale of portfolio investments for the account of each Fund with brokers or dealers selected by it and, to that end, the Adviser and subadviser(s) are authorized as agents of each Fund to give instructions to the custodian(s) of each Fund as to deliveries of securities and payments of cash for the account of each Fund. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to assets of each Fund, the Adviser and subadviser(s) are directed at all times to seek to obtain the best combination of net price and execution under the circumstances within the policy guidelines set forth in the current Registration Statement. Subject to this requirement and the provisions of the Advisers Act, the 1940 Act, and other applicable provisions of law, the Adviser and subadviser(s) may select brokers or dealers with which it, any subadviser or the Fund is affiliated.

     (g) In addition to seeking the best combination of net price and execution under the circumstances, the Adviser and subadviser(s) may also take into consideration research and statistical information and wire and other quotation services provided by brokers and dealers to the Adviser and subadviser(s). The Adviser and subadviser(s) are also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser and subadviser(s) determine in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Adviser's overall responsibilities with respect to each Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the Registration Statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this agreement or otherwise. The Adviser and subadviser(s) periodically will evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Adviser or a subadviser in connection with the performance of its obligations under this agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

     (h) Nothing in this agreement shall preclude the aggregation of orders for sale or purchase of securities or other investments by two or more series of the Company or by the Company and other accounts (collectively, "Advisory Clients") managed by the Adviser or subadviser, provided that: (i) the Adviser or a subadviser's actions with respect to the aggregation of orders for multiple Advisory Clients, including each Fund, are consistent with the then-current positions in this regard taken by the Securities and Exchange Commission or its staff through releases, "no-action" letters, or otherwise; and (ii) the Adviser's policies with respect to the aggregation of orders for multiple Advisory Clients have been previously submitted and approved by the Board.

                                    ARTICLE 3
                       Allocation of Charges and Expenses

     3.1 Charges and Expenses Allocated to the Adviser.

     The Adviser shall provide all executive, administrative, clerical and other personnel necessary to operate each Fund and shall pay the salaries and other costs of employing all of these persons. The Adviser shall also furnish each Fund with office space, facilities, and equipment and shall pay the day to day expenses related to the operation and maintenance of such office space, facilities and equipment. All expenses incurred in the organization of each Fund, including legal and accounting expenses and certain costs of registering securities of each Fund under federal securities law and qualifying for sale under state securities laws, shall also be paid by the Adviser. The Adviser shall assume and pay all expenses incurred by it in connection with managing the assets of each Fund, including paying the subadviser(s).

     3.2 Charges and Expenses Allocated to each Fund.

     (a) Each Fund shall be responsible for payment of all expenses it may incur in its operation and all of its general administrative expenses except those expressly assumed by the Adviser as described in Section 3.1 above. These include (by way of description and not of limitation), any share redemption expenses, expenses of Fund transactions, shareholder servicing costs, pricing costs, interest on borrowings by the Fund, charges of the custodians and transfer  agent,  if  any,  cost of  auditing  services,  all  taxes  and  fees, investment  advisory  fees  (other than  subadvisory  fees),  certain  insurance premiums, investor services (including allocable personnel and telephone expenses), the cost of paying dividends and capital gains distributions, and any extraordinary expenses, including litigation costs in legal actions involving the Fund, or costs related to indemnification of directors, officers and employees of the Company.

     (b) Each Fund  shall be free to  retain at its  expense  other  persons  to
furnish  it  with  any  services  whatsoever,   including,  without  limitation,
statistical, factual or technical information or advice.

                                    ARTICLE 4
                           Compensation of the Adviser

     4.1 For the services to be rendered, the facilities to be furnished and the payments to be made by the Adviser, as provided herein, each Fund shall pay to the Adviser for each month of the Fund's fiscal year on the last day of each such month a fee based upon the average daily net assets of the Fund, as determined pursuant to the Fund's Registration Statement, as specified on Schedule A of this agreement.

     4.2 For the month and year in which this agreement becomes effective or terminates there shall be an appropriate proration on the basis of the number of days that the agreement is in effect during the month and year respectively.

     4.3 If the net asset value is not required to be determined on any particular business day, then for the purpose of the foregoing computations, the net asset value of a share as last determined shall be deemed to be the net asset value of a share as of the close of business on that day.

     4.4 In connection with purchases or sales of portfolio securities for the account of each Fund, neither the Adviser, any subadviser, nor any officer, director, shareholder or other affiliate of the Adviser or any subadviser nor any officer, Director, shareholder or other affiliate of the Company shall: (i) act as agent and accept any compensation other than its compensation provided for in this agreement, except in the course of such person's business as an underwriter or broker; or (ii) act as broker and accept any commission, fee, or other remuneration in excess of the limits prescribed in the 1940 Act and the rules promulgated thereunder.

     4.5 The Adviser agrees that in all matters relating to the management of the investment of the assets of the Fund, it will act in conformity with the Registration Statement, Articles of Incorporation, and Bylaws of the Company then in effect.

                                    ARTICLE 5
                            Limitations of Liability

     5.1 The Adviser shall give each Fund the benefit of the Adviser's best judgment and efforts in rendering services under this agreement; provided, that the Adviser shall not be liable for any error of judgment or import of law, or for any loss suffered by the Company in connection with the matters to which this agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties under this agreement; (ii) its reckless disregard of its obligations and duties under this agreement; or (iii) a breach of Section 2.1(e) of this agreement.

                                    ARTICLE 6
                                Books and Records

     6.1 The Adviser hereby undertakes and agrees to maintain, in the form and for the period required, all records relating to each Fund's investments that are required to be maintained by the Fund pursuant to applicable law.

     6.2 The Adviser agrees that all books and records which it maintains for each Fund are the property of the Company and further agrees to surrender promptly to the Company any such books, records or information upon the Company's request. All such books and records shall be made available, within five business days of a written request, to the Company's accountants or auditors during regular business hours at the Adviser's offices. The Company or its authorized representative shall have the right to copy any records in the possession of the Adviser which pertain to the Company. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this agreement, all such books, records or other information shall be returned to the Company free from any claim or assertion of rights by the Adviser.

     6.3 The Adviser further agrees that it will not disclose or use any records or information obtained pursuant to this agreement in any manner whatsoever except as authorized in this agreement and that it will keep confidential any information obtained pursuant to this agreement and disclose such information only if the Company has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

                                    ARTICLE 7
                   Duration and Termination of this Agreement

     7.1 This agreement shall not become effective unless and until the later of the time at which it is approved by the Board, including a majority of Directors who are not parties to this agreement or interested persons of any such party to this agreement, or the time at which it is approved by a majority of each Fund's outstanding voting securities as required by the 1940 Act. This agreement shall come into full force and effect on the later of such two dates. The agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by: (i) the Board, or by the vote of a majority of each Fund's outstanding voting securities; and (ii) a majority of those Directors who are not parties to this agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     7.2 Termination.

          (a) This agreement may be terminated at any time, without penalty, by vote of the Board or by vote of the holders of a majority of a Fund's outstanding voting securities, or by the Adviser, on sixty (60) days' written notice to the other party.

          (b) This agreement may be terminated at any time without the payment of any penalty by vote of the Board in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

          (c) This agreement shall automatically terminate in the event of its assignment.

                                    ARTICLE 8
                          Amendments to this Agreement

     8.1 This agreement may be amended by the parties only if such amendment is specifically approved by: (i) the vote of a majority of each Fund's outstanding voting securities; and (ii) a majority of those Directors who are not parties to this agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     8.2 Notwithstanding anything herein to the contrary, this agreement may be amended by the parties without the vote or consent of shareholders of each Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Company nor the Adviser shall be liable for failing to do so.

                                    ARTICLE 9
                                     Notices

     9.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Company:

                           AHA Investment Funds, Inc.
                           190 S. LaSalle Street, Suite 2800
                           Chicago, IL  60603
                           Attn:  Savitri Pai

                  If to the Adviser:

                           CCM Advisors, LLC.
                           190 S. LaSalle Street, Suite 2800
                           Chicago, Illinois  60603
                           Attn:  Savitri Pai

                                   ARTICLE 10
                            Miscellaneous Provisions

     10.1 Other Relationships. It is understood that the officers, Directors, agents, shareholders and other affiliates of the Company are or may be interested in the Adviser as officers, directors, agents, shareholders, affiliates or otherwise, and that the officers, directors, shareholders, agents and other affiliates of the Adviser may be interested in the Company otherwise than as a shareholder.

     10.2 Definitions of Certain Terms. The terms "assignment," "affiliated person" and "interested person", when used in this agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding voting securities" means the lesser of: (a) 67% or more of the votes attributable to Shares of the Fund or the Company, as appropriate, present at a meeting if the holders of more than 50% of such votes are present or represented by proxy; or (b) more than 50% of the votes attributable to Shares of the Fund or the Company, as appropriate.

     10.3 Applicable Law.

          (a) This agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Illinois without regard to conflicts of law principles or precedents.

          (b) This agreement shall be subject to the provisions of the 1933 Act, the 1940 Act and the Securities Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

     10.4 Severability. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this agreement shall not be affected thereby.

     10.5 Captions. The captions in this agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.6 Counterparts. This agreement may be executed simultaneously in multiple counterparts, each of which taken together shall constitute one and the same instrument.

     10.7 Cooperation with Authorities. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this agreement or the transactions contemplated hereby.

     10.8 Cumulative Rights. The rights, remedies and obligations contained in this agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     10.9 Compensation of Officers, Directors and Employees. No Director, officer or employee of the Company shall receive from the Company any salary or other compensation as a Director, officer or employee of the Company while at the same time holding a position as a director, officer, partner, member or employee of the Adviser. This paragraph shall not apply to consultants and other persons who are not regular members of the Adviser's staff.

     10.10 Non-Liability of Directors and Shareholders. A copy of the declaration of Company of the Company is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Company by officers of the Company as officers and not individually. Any obligation of the Company hereunder shall be binding only upon the assets of the Company (or applicable series thereof) and shall not be binding upon any Director, officer, employee, agent or shareholder of the Company. Neither the authorization of any action by the Directors or shareholders of the Company nor the execution of this agreement on behalf of the Company shall impose any liability upon any Director, officer or shareholder of the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their names and on their behalf by their duly authorized officers all on the day and year first above written.

                            CCM ADVISORS, LLC


                            By:
                               -------------------------------------------------
                            Title:
                                  ----------------------------------------------



                            AHA INVESTMENT FUNDS, INC.


                            By:
                               -------------------------------------------------
                            Title:
                                  ----------------------------------------------






                                   Schedule A

Limited Maturity Fixed Income Fund                                     0.50%
Full Maturity Fixed Income Fund                                        0.50%
Diversified Equity Fund                                                0.75%
Balanced Fund                                                          0.75%
U.S. Growth Equity Fund                                                0.75%
International Core Equity Fund                                         1.00%